Exhibit 10.2

TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT

THIS TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into between DONALD MEISNER, an individual residing at 57 Valley Road, Ringwood, NJ 07456 (“Employee”) and DILIGENT BOARD MEMBER SERVICES, INC., a Delaware corporation, having its principal executive office at 39 West 37th Street, New York, NY 10018 (“Employer”). Employer, together with its past, present and future direct and indirect parent organizations, subsidiaries, affiliated entities, related companies and divisions and each of their respective past, present and future officers, directors, employees, shareholders, trustees, members, partners, attorneys and agents (in each case, individually and their official capacities), and each of their respective employee benefit plans (and such plans' fiduciaries, agents, administrators and insurers, in their individual and their official capacities), as well as any predecessors, future successors or assigns or estates of any of the foregoing, is collectively referred to in this Agreement as the “Released Parties.”

RECITALS:

A. Employee is employed on an at-will basis by Employer and currently serves as Employer’s Controller;

B. On June 10, 2013, Employee provided Employer with written notice of his voluntary resignation from Employer effective as of June 30, 2013;

C. Employer and Employee have mutually agreed to extend the effective date of Employee’s voluntary resignation from June 30, 2013 to August 30, 2013, or upon the closing of the financials for the second quarter of 2013 in accordance with existing practices, whichever is later (the “Resignation Date”); and

D. Employer and Employee desire to enter into this Agreement to set forth the terms of their respective rights and obligations with respect to the Transition Period (as defined in Section 2 below) and Employee’s separation from his employment with Employer.

In consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Separation of Employment. Employee hereby agrees to extend the effective date of his voluntary resignation from his employment with Employer from June 30, 2013 to the close of business on the Resignation Date and Employer hereby accepts Employee’s resignation effective as of the Resignation Date. Accordingly, Employee acknowledges and understands that his employment with Employer automatically will terminate at the close of business on the Resignation Date and that his last day of employment with Employer will be the Resignation Date. Effective as of the Resignation Date, Employee shall be deemed to have resigned from all positions that Employee held as an officer, director and/or member of any committee of Employer and of each of Employer’s subsidiaries; provided, however, Employee agrees to take all actions that are deemed reasonably necessary by Employer to effectuate or evidence such resignations. Employee further acknowledges that, except as otherwise set forth in this Agreement, Employee has received all compensation and benefits to which Employee is entitled as a result of Employee’s employment with Employer and/or Employee’s separation therefrom. Employee understands that, except as otherwise provided in this Agreement, Employee is entitled to nothing further from the Released Parties, including reinstatement by Employer.

2. Transition Period.

(A) During the period beginning on the date of this Agreement and ending on the Resignation Date (the “Transition Period”), Employee shall continue to report to work on a full-time basis and devote his best efforts to performing the Transition Duties (as defined below). The “Transition Duties” shall consist of providing assistance with Employer’s financial reporting for the second quarter of 2013 (including, without limitation, closing the books for such quarter and filing of Employer’s Form 10-Q with the Securities and Exchange Commission) and performing such additional services as may reasonably be requested by an authorized officer of Employer (including, without limitation, services related to the transition of Employee's duties). In the event that the Form 10-Q has not been filed by the Resignation Date, the Employer and the Employee shall mutually agree on extending the arrangements hereunder. At all times during the Transition Period, Employee will be required to (i) comply with his obligations pursuant to the assignment of inventions, non-disclosure and non-solicitation agreement signed by Employee on October 3, 2007 (the “Covenants Agreement”) and Employer's policies and procedures, (ii) maintain a professional and positive attitude toward Employer, its affiliates and their respective personnel, vendors, and clients, and (iii) refrain from making any defamatory or disparaging statements regarding Employer, its affiliates or any of their respective personnel, vendors, clients, products and/or services.

(B) During the Transition Period, Employee shall (i) remain on Employer's payroll and continue to be paid Employee's base salary (at the rate in effect immediately prior to the Transition Period) in accordance with Employer's customary payroll practices, and (ii) be entitled to participate in Employer's then-current benefit plans and programs to the extent and on the same basis that Employee participated in such plans and programs prior to the Transition Period.

(C) Employee understands that nothing in this Agreement or otherwise shall limit Employer's right to terminate Employee's employment prior to the Resignation Date for Cause (as defined below). In the event of the termination of Employee’s employment by Employer for Cause prior to the Resignation Date or in the event that Employee accelerates the effective date of his resignation to a date that is earlier than the Resignation Date, Employee will not be entitled to receive either (a) the base salary payments and benefits described in Section 2(B) above for the period following the effective date of such termination for Cause or resignation, or (ii) the Retention Payment (as defined in Section 6 below) or Option Extension (as defined in Section 6 below). As used in this Agreement and without altering Employee’s status as an at-will employee, “Cause” means the occurrence of any of the following during the Transition Period: (i) Employee’s willful misconduct or gross negligence with respect to the performance of his duties; (ii) material violation by Employee of his obligations set forth in Section 2(A) above; (iii) breach by Employee of the terms of the Covenants Agreement; (iv) commission of a fraudulent, illegal or dishonest act by Employee in respect of Employer or any of its affiliates; or (v) Employee’s conviction of, guilty plea to or confession of guilt of a felony or criminal act involving moral turpitude.

3. Final Pay Check. Employee will receive his final pay check on the next regular pay date following the Resignation Date. The final pay check will include payment (less applicable withholdings and customary payroll deductions) for (a) all earned, but unpaid, salary through and including the Resignation Date, and (b) any accrued, but unused, vacation days in accordance with Employer’s policy with respect to payment of unused vacation time. Employer will reimburse Employee for any unreimbursed business expenses properly incurred by Employee prior to the Resignation Date in accordance with Employer’s expense reimbursement policies and/or practices. Employee will timely submit all such requests in accordance with Employer’s expense reimbursement policies and/or practices, and Employer will process such requests in a manner consistent with policies/practices in effect immediately prior to the Resignation Date. Employer’s obligations under this Section 3 are not contingent upon Employee’s execution, delivery and non-revocation of this Agreement or the Reaffirmation (as defined in Section 6 below).

4. Employee General Release of the Released Parties. In consideration of the Retention Payment and Option Extension set forth in Section 6 below, Employee (on his own behalf and on behalf of his heirs, executors, administrators, trustees, legal representatives, successors and assigns) hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Employee may have against any of the Released Parties, arising on or prior to the date of Employee’s execution and delivery of this Agreement to Employer. “Claims” means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, severance pay, commissions, fees, bonuses, unvested stock options, restricted stock awards or other equity compensation, vacation pay, sick pay, fees and costs, attorneys fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of any promise, agreement, offer letter, contract, understanding, common law, tort, the laws, statutes, and/or regulations of the States of New York, New Jersey, Delaware or any other state and the United States, including, but not limited to, federal and state wage and hour laws (to the extent waiveable), federal and state whistleblower laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, the Sarbanes-Oxley Act of 2002, the federal False Claims Act, the New York State Human Rights Laws, the New York City Human Rights Laws, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, the New Jersey Conscientious Employee Protection Act, the New Jersey False Claims Act, the Delaware Discrimination in Employment Law, and the Delaware Handicapped Persons Employment Protections Act, as each may be amended from time to time, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. This Section 4 releases all Claims including those of which Employee is not aware and those not mentioned in this Agreement. Employee specifically releases any and all Claims arising out of Employee’s employment with Employer or separation therefrom. Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is releasing and waiving any and all Claims, including, without limitation, Claims that Employee may have arising under ADEA, which have arisen on or before the date of Employee’s execution and delivery of this Agreement to Employer.

5. Representations; Covenant Not to Sue. Employee hereby represents and warrants that (A) Employee has not filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against any of the Released Parties, nor has Employee agreed to do any of the foregoing, (B) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Released Parties which has been released in this Agreement, and (C) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against any of the Released Parties. Except as set forth in Section 13 below, Employee covenants and agrees that Employee shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself or any third party of a proceeding or Claim against any of the Released Parties based upon or relating to any Claim released by Employee in this Agreement.

6. Retention Payment and Stock Option Extension. In consideration of Employee’s (a) agreement extend the effective date of his resignation from June 30, 2013 to the Resignation Date and perform the Transition Duties during the Transition Period) and (b) execution, delivery and non-revocation of this Agreement and the Reaffirmation:

(A) Employer shall pay to Employee a retention payment (the "Retention Payment") in the aggregate amount of $50,000 (less applicable withholdings and other customary payroll deductions, excluding 401(k) contributions); and

(B) the period during which Employee may exercise the option to purchase 45,000 shares of Company common stock granted Employee on October 9, 2009 (the “Option”) pursuant to the Company’s 2007 Stock Option and Incentive Plan (the “Plan”) shall be extended (to the extent that Employee is entitled to exercise the Option on the Resignation Date) until the earlier of (i) the first anniversary of the Resignation Date, or (ii) the expiration of the term of the Option (the “Option Extension”).

Employee hereby acknowledges that, from and after the date hereof, the Option shall be treated as a Non-Qualified Stock Option (as defined in the Plan) and, to the extent previously designed as an Incentive Stock Option (as defined in the Plan), shall cease to qualify as such.

The Retention Payment shall be payable to Employee in a lump sum on the next regular pay date following the 8th day after Employee’s execution and delivery of the Reaffirmation to Employer (or as soon thereafter as administratively practicable).

As material conditions to Employee's receipt of the Retention Payment and Option Extension, Employee shall: (i) execute and deliver to Employer the Reaffirmation (the "Reaffirmation") annexed hereto on, or within 3 business days following (but not before), the Resignation Date; (ii) not revoke the Reaffirmation, (iii) remain employed through the Resignation Date (i.e., Employee must not accelerate the effective date of his resignation to a date that is prior to the Resignation Date or be terminated by Employer for Cause), (iv) comply with the terms of Section 2(A) above and (v) perform the Transition Duties to the reasonable satisfaction of Employer.

Employee acknowledges that Employee is not otherwise entitled to the Retention Payment, the Option Extension or any other post-termination payments (other than as set forth in Section 3 above). Each of Employer and Employee acknowledge that nothing in this Agreement shall be deemed to be an admission of liability on the part of Employee or any of the Released Parties. Employee agrees that, except as specifically set forth in this Agreement, Employee will not seek anything further from any of the Released Parties.

7. Non-Disparagement; Covenants Agreement.

(A) Employee agrees not to make any defamatory, disparaging or derogatory statements (whether to an individual, entity, business enterprise, media or otherwise) concerning any of the Released Parties (including, without limitation, any of Employer’s or its affiliates’ personnel) or any of Employer’s and its affiliates’ respective vendors, clients, products and/or services.

Employer, on its own behalf and on behalf of any of Employer’s affiliates’ personnel, and their administrators, trustees, legal representatives, successors and assigns, agrees not to make any defamatory, disparaging or derogatory statements (whether to an individual, entity, business enterprise, media or otherwise) concerning Employee, including without limitation, any of Employee’s family members, heirs, executors, administrators, trustees, legal representatives, advisers, successors and assigns.

(B) Employee understands and agrees that, notwithstanding the separation of Employee's employment with Employer, Employee's obligations pursuant to the Covenants Agreement survive such separation of employment and remain in full force and effect as set forth therein. Employee represents and warrants that he has, at all times, been in compliance with his obligations under the Covenants Agreement.

8. Who is Bound. Employer and Employee are bound by this Agreement. Anyone who succeeds to Employee’s rights and responsibilities, such as the executors of Employee’s estate, is bound and anyone who succeeds to Employer’s rights and responsibilities, such as its successors and assigns, is also bound.

9. Cooperation With Investigations/Litigation. Employee agrees, upon Employer’s request, to reasonably cooperate in any Employer investigation, litigation, arbitration, or regulatory proceeding regarding events that occurred during Employee’s tenure with Employer. Employee will make himself reasonably available to consult with Employer’s counsel, to provide information, and to appear to give testimony. Employer will, to the extent permitted by law and applicable court rules, reimburse Employee for reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and costs) Employee incurs in extending such cooperation, so long as Employee provides advance written notice of Employee’s request for reimbursement and provides reasonably satisfactory documentation of the expenses.

10. Company Property. Without limitation of Employee's obligations pursuant to the Covenants Agreement, Employee agrees that, on the Resignation Date (or earlier upon demand by an authorized officer of Employer), Employee shall return to Employer all of Employer’s and its affiliates’ property in Employee’s possession, custody and/or control, including, but not limited to, all equipment, vehicles, computers, personal digital assistants, pass codes, keys, swipe cards, credit cards, documents or other materials, in whatever form or format, that Employee received, prepared, or helped prepare. Employee shall not retain any copies, duplicates, reproductions, computer disks, or excerpts thereof of Employer’s or its affiliates’ documents.

11. Legal Fees. In the event of any litigation or other proceeding to enforce the terms of this Agreement, the Reaffirmation and/or the Covenants Agreement, whether initiated by Employee or Employer, the prevailing party shall (unless otherwise provided by law) be entitled to recover its reasonable attorneys’ fees and costs, expert witness fees and costs, and court costs/forum fees from the other party; provided, however, Employee shall have no obligation to pay such attorneys’ fees and other costs associated with enforcing this Agreement the Reaffirmation and/or the Covenants Agreement if Employee were to challenge the ADEA waiver only.

12. Construction of Agreement. In the event that one or more of the provisions contained in this Agreement, the Reaffirmation or the Covenants Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Agreement, the Reaffirmation or the Covenants Agreement, but this Agreement, the Reaffirmation and the Covenants Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein or therein; provided, however, that if any court were to find that the waiver and release of Claims set forth in Section 4 of this Agreement and/or Section 3 of the Reaffirmation is unlawful or unenforceable, or was not entered into knowingly or voluntarily, Employee agrees to execute a waiver and release of claims in a form satisfactory to Employer that is lawful and enforceable. If it is ever held that any restriction hereunder, under the Reaffirmation or the Covenants Agreement is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law. This Agreement, the Reaffirmation, the Covenants Agreement and any and all matters arising directly or indirectly herefrom or therefrom shall be governed under the laws of the State of New York without reference to choice of law rules. Employer and Employee consent to the sole jurisdiction of the federal and state courts of New York. EMPLOYER AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT, THE REAFFIRMATION OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM, AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

13. Acknowledgments. Employer and Employee acknowledge and agree that:

(A) By entering into this Agreement, Employee does not waive any rights or Claims (including, without limitation, Claims arising under ADEA) that may arise after the date of Employee’s execution and delivery of this Agreement to Employer. By entering into this Agreement, Employer also does not waive any rights or claims that may arise after Employee’s execution and delivery of this Agreement to Employer;

(B) This Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) or similar federal or state agency to enforce ADEA or other laws, and further acknowledge and agree that this Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC or similar federal or state agency. Accordingly, nothing in this Agreement shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar federal or state agency, but Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding;

(C) Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with Employee’s protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement; and

(D) Nothing in this Agreement shall be deemed a waiver or release of, or preclude Employee from exercising, Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, (ii) Employer's 401(k) plan, (iii) with respect to options to purchase shares of Employer’s common stock that have vested as of the Resignation Date only, under the applicable Stock Option and Incentive Plan(s) and the corresponding Stock Option Agreement(s), and (iv) with respect to restricted awards of Employer’s common stock that have vested (i.e., the restrictions have lapsed) as of the Resignation Date only, under the applicable Stock Option and Incentive Plan(s) and the corresponding Restricted Stock Agreement(s).

14. Opportunity For Review.

(A) Employee is hereby advised and encouraged by Employer to consult with his own independent counsel before signing this Agreement. Employee represents and warrants that Employee (i) has had sufficient opportunity to consider this Agreement, (ii) has read this Agreement, (iii) understands all the terms and conditions hereof, (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee, (v) has entered into this Agreement of Employee’s own free will and volition, (vi) has duly executed and delivered this Agreement, (vii) understands that Employee is responsible for Employee’s own attorney’s fees and costs, (viii) has been advised and encouraged by Employer to consult with Employee's own independent counsel before signing this Agreement (ix) has had the opportunity to review this Agreement with counsel of his choice or has chosen voluntarily not to do so, (x) understands that Employee has been given twenty-one (21) days to review this Agreement before signing this Agreement and understands that he is free to use as much or as little of the 21-day period as he wishes or considers necessary before deciding to sign this Agreement and (xi) understands that this Agreement is valid, binding, and enforceable against the parties hereto in accordance with its terms.

(B) This Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery to Employer (Attn: Tom Tartaro) by Employee. The parties hereto understand and agree that Employee may revoke this Agreement after having executed and delivered it to Employer (Attn: Tom Tartaro), in writing, provided such writing is received by Employer no later than 11:59 p.m. on the seventh (7th) day after Employee’s execution and delivery of this Agreement to Employer. If Employee revokes this Agreement, it shall not be effective or enforceable and Employee shall not be entitled to receive the Retention Payment or Option Extension.

15. Section 409A

(A) This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (“Section 409A”). To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment. In no event may Employee, directly or indirectly, designate the calendar year of payment. Employee understands that any tax liability incurred by Employee under Section 409A is solely the responsibility of Employee.

(B) All reimbursements, if any, provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

16. Amendment; Entire Agreement. The provisions of this Agreement may be amended, waived or canceled only by mutual agreement of the parties in writing. Except as otherwise noted herein this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

17. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

18. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument. The parties agree that signatures delivered via facsimile, electronic mail (including pdf) or other transmission method shall be deemed to have been duly and validly delivered, are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of original signatures.

[Signature page follows]

Agreed to and accepted on this 1st day of August, 2013.

Witness:	EMPLOYEE:

/s/ Steven P. Ruse	/s/ Donald Meisner
Donald Meisner

Agreed to and accepted on this 1st day of August, 2013.

EMPLOYER:

DILIGENT BOARD MEMBER SERVICES,INC.

	By:	/s/ Carl Blandino
By: Carl Blandino
Its: Chief Financial Officer

Exhibit 10.2

REAFFIRMATION OF TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT

1. Capitalized terms used but not defined in this Reaffirmation of Transition, Separation and General Release Agreement (“Reaffirmation”) shall have the meaning set forth in the Transition, Separation and General Release Agreement (the “Agreement”) between DONALD MEISNER and DILIGENT BOARD MEMBER SERVICES, INC., a copy of which is attached hereto.

2. Employee hereby affirms the validity of the general release of the Released Parties set forth in Section 4 of the Agreement and all other provisions of the Agreement. Employee also affirms that Employee is not in default of any provision of the Agreement or the Covenants Agreement. Employee acknowledges that the Agreement is complete, true, accurate, valid and in full force and effect as of the date below.

3. In consideration of the Retention Payment and Option Extension set forth in Section 6 of the Agreement, Employee (on his own behalf and on behalf of his heirs, executors, administrators, trustees, legal representatives, successors and assigns) hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Employee may have against any of the Released Parties, arising on or prior to the date of Employee’s execution and delivery of this Reaffirmation to Employer. “Claims” shall have the meaning set forth in Section 4 of the Agreement. This Section 3 releases all Claims including those of which Employee is not aware and those not mentioned in the Agreement or this Reaffirmation. Employee specifically releases any and all Claims arising out of Employee’s employment with Employer or separation therefrom. Employee expressly acknowledges and agrees that, by entering into this Reaffirmation, Employee is releasing and waiving any and all Claims including, without limitation, Claims that Employee may have arising under ADEA, which have arisen on or before the date of Employee's execution and delivery of this Reaffirmation to Employer.

4. Employer and Employee acknowledge and agree that:

(A) By entering in the Agreement and this Reaffirmation, Employee does not waive any rights or Claims, including, without limitation, Claims that Employee may have arising under ADEA, that may arise after the date that Employee executes and delivers this Reaffirmation to Employer;

(B) Neither the Agreement nor this Reaffirmation shall affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) or similar federal or state agency to enforce ADEA and other laws, and further acknowledge and agree that neither the Agreement nor this Reaffirmation shall be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC or similar federal or state agency. Accordingly, nothing in the Agreement or this Reaffirmation shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar federal or state agency, but Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding;

(C) Notwithstanding anything set forth in the Agreement or this Reaffirmation to the contrary, nothing in the Agreement or this Reaffirmation shall affect or be used to interfere with Employee’s protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in the Agreement or this Reaffirmation; and

(D) Nothing in the Agreement or this Agreement shall be deemed a waiver or release of, or preclude Employee from exercising, Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, (ii) Employer’s 401(k) plan, (iii) with respect to options to purchase shares of Employer’s common stock that have vested as of the Resignation Date only, under the applicable Stock Option and Incentive Plan(s) and the corresponding Stock Option Agreement(s), and (iv) with respect to restricted awards of Employer’s common stock that have vested (i.e., the restrictions have lapsed) as of the Resignation Date only, under the applicable Stock Option and Incentive Plan(s) and the corresponding Restricted Stock Agreement(s).

5. (A) Employee is hereby advised and encouraged by Employer to consult with his own independent counsel before signing this Reaffirmation. Employee represents and warrants that he (i) has had sufficient opportunity to consider this Reaffirmation, (ii) has read this Reaffirmation, (iii) understands all the terms and conditions hereof, (iv) is not incompetent or had a guardian, conservator or trustee appointed for him, (v) has entered into this Reaffirmation Agreement of his own free will and volition, (vi) has duly executed and delivered this Reaffirmation, (vii) understands that he is responsible for Employee’s own attorney’s fees and costs, (viii) has had the opportunity to review this Reaffirmation with counsel of his choice or has voluntarily chosen not to do so, (ix) understands that he has been given more than twenty-one days to review this Reaffirmation before signing it and understands that if he does not sign and return this Reaffirmation to Employer (Attn: Tom Tartaro) on, or within three (3) business days following (but not before), the Resignation Date, Employee shall not receive the Retention Payment or Option Extension set forth in Section 6 of the Agreement, and (x) understands that this Reaffirmation is valid, binding and enforceable against Employee in accordance with its terms.

(B) This Reaffirmation shall be effective and enforceable on the eighth (8th) day after its execution and delivery by Employee. Employee may revoke this Reaffirmation after having executed and delivered it to Employer by so advising Employer (Attn: Tom Tartaro) in writing no later than 11:59 p.m. on the seventh (7th) day after Employee’s execution and delivery of this Reaffirmation to Employer. If Employee revokes this Reaffirmation, it shall not be effective or enforceable and Employee shall not be entitled to receive the Retention Payment or Option Extension set forth in Section 6 of the Agreement, and (x) understands that this Reaffirmation is valid, binding and enforceable against Employee in accordance with its terms.

[Signature page follows]

Agreed to and accepted by, on this ____ day of ___________, 2013

Witness:	EMPLOYEE:

Donald Meisner

Agreed to and accepted on this ___ day of _______, 2013.

EMPLOYER:

DILIGENT BOARD MEMBER SERVICES,INC.

By: